Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

August 29, 2025

VIA EDGAR

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, TX 78217

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), in connection with the issuance of this opinion that relates to a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale, by the selling stockholders listed therein, from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, of shares (the “Shares”) of the Company’s common stock, par value $0.007 per share (the “Common Stock”), which consist of (i) 4,304,343 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of 990 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”); (ii) 6,714,780 shares of Common Stock issuable upon the exercise of common warrants (the “Private Warrants”) to purchase 6,714,780 shares of Common Stock (the “Private Warrant Shares”) purchased by certain institutional investors (the “Investors”) in a private placement transaction (the “August 2025 Private Placement”) pursuant to the terms of a securities purchase agreement dated as of August 13, 2025, (the “Purchase Agreements”) between us and the Investors; (iii) 1,430,000 shares of Common Stock issuable upon the exercise of common warrants (the “Inducement Warrants”) to purchase 1,430,000 shares of Common Stock (the “Inducement Warrant Shares”) purchased by certain existing warrant holders (the “Warrant Inducement Holders”) in a private placement transaction (the “Warrant Inducement Private Placement”) pursuant to the terms of a warrant inducement letter agreement dated as of August 13, 2025, (the “Inducement Agreement”) between us and the Warrant Inducement Holders; and (iv) 162,130 shares of Common Stock issuable upon the exercise of warrants to purchase 162,130 shares of Common Stock issued to designees of WallachBeth Capital LLC (“WallachBeth”), of which (a) 33,000 shares of Common Stock issuable upon the exercise of warrants (the “Inducement Advisor Warrants”) to purchase 33,000 shares of Common Stock (the “Inducement Advisor Warrant Shares”) were partial compensation for WallachBeth acting as financial advisor in connection with the Warrant Inducement Private Placement pursuant to the terms of a financial advisory agreement dated as of August 13, 2025, (the “Advisory Agreement”) and (b) 129,130 shares of Common Stock issuable upon the exercise of warrants (the “Placement Agent Warrants”) to purchase 129,130 shares of Common Stock (the “Placement Agent Warrant Shares”) were partial compensation for WallachBeth acting as placement agent in connection with the August 2025 Private Placement pursuant to the terms of a placement agency agreement dated as of August 13, 2025, (the “Placement Agency Agreement”). The Private Warrants, the Inducement Warrants, the Inducement Advisor Warrants and the Placement Agent Warrants are collectively referred to herein as the “Common Warrants.” The Conversion Shares, Private Warrant Shares, the Inducement Warrant Shares, the Inducement Advisor Warrant Shares and the Placement Agent Warrant Shares are collectively referred to herein as the “Resale Shares.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

In our examination, we have assumed (a) the genuineness of all signatures, including endorsements, (b) the legal capacity and competency of all natural persons, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; and (e) the accuracy, completeness and authenticity of certificates of public officials.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Resale Shares have been duly authorized by all requisite corporate action on the part of the Company under the General Corporation Law of the State of Delaware (the “DGCL”) and are validly issued, fully paid, and non-assessable.

2. The Common Warrants Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Common Warrant Shares are delivered and paid for in accordance with the terms of the Common Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Common Warrant Shares will be validly issued, fully paid, and non-assessable.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Conversion Shares, the Series B Preferred Stock, the Private Warrants, the Private Warrant Shares, the Inducement Warrants, the Inducement Warrant Shares, the Inducement Advisor Warrants, the Inducement Advisor Warrant Shares, the Placement Agent Warrants and Placement Agent Warrant Shares, the Purchase Agreements, the Inducement Agreement, the Advisory Agreement, the Placement Agency Agreement or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares, the Common Warrant Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

The opinion we render herein is limited to those matters governed by the DGCL as of the date hereof and we disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention or that may alter, affect, or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares, and the Common Warrants Shares being registered while the Registration Statement is effective under the Securities Act.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP